CHINA BIOPHARMACEUTICALS HOLDINGS, INC.


                      CHINA BIOPHARMACEUTICALS CORPORATION



                        RACP PHARMACEUTICAL HOLDINGS LTD.



                                       and



                         RIMASIA CAPITAL PARTNERS, L.P.









                      CONDITIONAL STOCK PURCHASE AGREEMENT





                               Dated May 16, 2006





                        Paul, Hastings, Janofsky & Walker
                         22nd Floor, Bank of China Tower
                           One Garden Road, Hong Kong

                                TABLE OF CONTENTS


ARTICLE I     DEFINITIONS......................................................2

ARTICLE II    SALE OF RACP SHARES.............................................10

ARTICLE III   REPRESENTATIONS AND WARRANTIES..................................11
              OF RACP AND RIMASIA.............................................11


ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF...............................15

              FORMER STOCKHOLDER OF ENSHI.....................................15

ARTICLE V     FURTHER REPRESENTATIONS OF RIMASIA..............................28

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF THE BUYER ....................28

              AND CBH ........................................................28

ARTICLE VII   COVENANTS.......................................................30

ARTICLE VIII  CONDITIONS TO CLOSING ..........................................36

ARTICLE IX    INDEMNIFICATION; SURVIVAL.......................................39

ARTICLE X     TERMINATION.....................................................43

ARTICLE XI    MISCELLANEOUS...................................................44

EXHIBIT A: FORM OF EMPLOYMENT AGREEMENT

EXHIBIT B: FORM OF NON-COMPETITION AGREEMENT

EXHIBIT C: DISCLOSURE SCHEDULE FOR SELLER GROUP

EXHIBIT D: DISCLOSURE SCHEDULE FOR FORMER STOCKHOLDER OF ENSHI

EXHIBIT E: DISCLOSURE SCHEDULE FOR BUYER AND CBH








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                      CONDITIONAL STOCK PURCHASE AGREEMENT


         THIS CONDITIONAL STOCK PURCHASE AGREEMENT, dated 16 May,2006 (this "Agreement"), is entered into by and among China Biopharmaceuticals Holdings, Inc., a Delaware corporation in the United States of America ("CBH"), China Biopharmaceuticals Corporation, a British Virgin Islands company (the "Buyer") which is wholly owned by CBH, RACP Pharmaceutical Holdings Ltd., a British Virgin Islands company ("RACP"), RimAsia Capital Partners, L.P., an exempted limited partnership registered and formed under the laws of the Cayman Islands, acting through its general partner, RimAsia Capital Partners GP, L.P., in turn acting through its general partner, RimAsia Capital Partners GP, Ltd. (in such capacity, "RimAsia"), being the sole holder of all of the issued and outstanding capital stock of RACP, and Mr. Li Xiaobo of Enshi International (Holdings) Pte Ltd. ("EIH"), a Singapore incorporated company, from whom RACP has entered into an agreement to purchase all the issued and outstanding capital stock of EIH (the "Former Stockholder of Enshi").

                               W I T N E S E T H:
                               ------------------

         WHEREAS, RimAsia owns all of the issued and outstanding shares of capital stock of RACP (the "RACP Shares");

         WHEREAS, RACP owns all of the issued and outstanding share capital of EHI, which in turn wholly owns Shenyang Enshi Pharmaceutical Co, Ltd a/k/a, ("Enshi") engaged in the production and distribution of pharmaceutical products in Shenyang, the People's Republic of China ("China");

         WHEREAS, RimAsia desires to sell the RACP Shares to the Buyer, the Buyer desires to purchase the RACP Shares from RimAsia upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, RimAsia has set up RACP for the sole purpose to purchase all of the ownership interest of EIH as a strategic acquisition opportunity for the Buyer and CBH;

         WHEREAS, RimAsia has agreed not to sell its ownership interest of RACP and RACP has agreed not to sell the ownership interest in EIH to any third party other than the Buyer unless this Agreement is earlier terminated or the Buyer cannot acquire RACP (including EIH and its subsidiaries) under the terms of this Agreement;

         NOW,   THEREFORE,   in  consideration  of  the  respective   covenants,
representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

         "Accountant" means Moore Stevens Wurth Frazer and Torbet LLP.

         "Act" means the United States Securities Act of 1933, as amended.

         "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         "Agreement" means this Conditional Stock Purchase Agreement, including the Exhibits and Schedules hereto.

         "Ancillary  Agreements"  means  the  Non-Competition   Agreements,  the
Employment Agreements and the Escrow Agreement.

         "Assets" is defined in Section 4.11.

         "Balance Sheet" means the audited balance sheet of Enshi as of December 31, 2005, included in the Financial Statements.

         "Balance Sheet Net Book Value" means the total stockholder's equity of the Enshi Group as shown on the Balance Sheet.

         "Business" means the business and operations of the Enshi Group as previously or currently conducted or contemplated to be conducted.

         "Business Day" shall mean any calendar day that is not a Saturday, Sunday, public holiday under the laws of the State of New York, or a day on which banks located in the City of New York are authorized or required to be closed.

         "Buyer" is defined in the first paragraph of this Agreement.

         "Buyer Indemnities" is defined in Section 9.1.

         "CBH" is defined in the first paragraph of this Agreement.



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

"CBH Common Stock" means the authorized common stock, par value $0.01 per share, of CBH.

         "Claim Notice" is defined in Section 9.5(a).

         "Closing" is defined in Section 2.1(b).

         "Closing Date" is defined in Section 2.1(b).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission"   means  the  United   States   Securities   and  Exchange
Commission.

         "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

         "Contract" means all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral, to which a party or by which it or any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (a) through (p) below:

         (a)  leases,  subleases,   licenses,  occupancy  agreements,   permits,
franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to the Real Property;

         (b) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding), including sales agency or distributorship agreements or arrangements for the sale of any of the products or services of any such party;

         (c) loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, instruments and other contracts relating to the borrowing of money or obtaining of or extension of credit;

         (d) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

         (e) finder's Contracts;

         (f) joint venture, partnership and similar Contracts involving a sharing of profits or expenses;

         (g) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of any such party, any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any such party, within the last ten years, or involving continuing indemnity or other obligations;

         (h) Contracts prohibiting or materially restricting the ability of any such party, to engage in any business or operate in any geographical area or to compete with any Person;

         (i) orders and other Contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $25,000 in each case or $250,000 in the aggregate;

         (j) orders and other Contracts with or for the direct or indirect benefit of any member of the Seller Group or the Former Stockholder of Enshi or any Affiliate thereof (other than RACP) (whether or not legally binding);

         (k) Contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any such party;

         (l) powers of attorney,  except routine powers of attorney  relating to
representation   before  governmental  agencies  or  given  in  connection  with qualification to conduct business in another jurisdiction;

         (m) Contracts not entered into in the ordinary course of business;

         (n) Contract or series of related Contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $25,000 per annum or an aggregate of $250,000 under the term of the Contract; and

         (o) Contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of any such party.

         "Disclosure Schedule of Buyer and CBH" is attached hereto as Exhibit E.

         "Disclosure Schedule of Former Stockholder of Enshi" is attached hereto as Exhibit D.

         "Disclosure Schedule of Seller Group" is attached hereto as Exhibit C.

         "EIH" means Enshi International (Holdings) Pte Ltd, a Singapore incorporated company and the sole shareholder of Enshi.

         "EIH Shares" is defined in Section 4.7(b).



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

         "Employee Benefit Plan" is defined in Section 4.19(a).

         "Employment Agreement" means the employment agreements for Mr. Li Xiaobo and Mr. Liu Wentao substantially in the form of Exhibit A hereto.

         "Encumbrance" means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restriction or limitations of any nature whatsoever, including but not limited to such Encumbrances as may arise under any Contract; however does not include any such encumbrance, charge or other restriction or limitations arising under or as contemplated by the Loan Agreement.

         "Enshi" is defined in the third paragraph of this Agreement.

         "Enshi Acquisition Transaction" is defined in section 7.5.

         "Enshi Group" means EIH and Enshi, collectively.

         "Enshi Shares" is defined in Section 4.7(b).

         "Environmental Laws" means all Laws relating to the protection of the environment, to human health and safety, or to any Environmental activity, including, without limitation, (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials, and
(c) all other requirements pertaining to the protection of the health and safety of employees or the public.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means the escrow account with the Escrow Agent.

         "Escrow Amount" means One Million One Hundred Twenty-Five Thousand United States Dollars (US$1,125,000) to be deposited with the Escrow Agent in accordance with the Escrow Agreement.

         "Escrow Agent" means MeesPierson Intertrust.

         "Escrow Agreement" means the Escrow Agreement by and between the Former Stockholder of Enshi, RACP, RimAsia, Buyer, CBH and MeesPierson Intertrust.



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

         "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

         "FCPA" mean the U.S. Foreign Corrupt Practices Act of 1977.

         "Financial Statements" is defined in Section 4.6.

         "Former Stockholder of Enshi" means Mr. Li Xiaobo from whom RACP purchased 100% of the issued and outstanding share capital of EIH and its direct wholly owned subsidiary, Enshi.

         "GAAP" is defined in Section 4.6(a).

         "Government Approval" means any Consent of, with or to any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

         "Hazardous Materials" means any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials (b) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Income Tax" means any Tax computed in whole or in part based on or by reference to net income and any alternative, minimum, accumulated earnings or personal holding company Tax (including all interest and penalties thereon and additions thereto).

         "Income Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Indebtedness" as applied to any Person,  means,  without  duplication,
(a) all indebtedness for borrowed money, (b) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument, (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (d) notes payable and drafts accepted representing extensions of credit, (e) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, and (f) all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Indemnified Party" and "Indemnifying Party" are defined in Section 9.5(a).

         "Intellectual Property" means the United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

         "Intellectual Property Licenses" is defined in Section 4.14(a).

         "IRS" means the Internal Revenue Service.

         "Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

         "Leases" means the real property leases, subleases, licenses and occupancy agreements pursuant to which any member of the Enshi Group, is the lessee, sublessee, licensee, user or occupant of real property used in or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

         "Leased Real Property" means all interests leased pursuant to the Leases.

         "Litigation" means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

         "Loan Agreement" means the Facility Agreement to be entered into by RACP as borrower and RimAsia acting as agent.

         "Losses" is defined in Section 9.1.



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         "Material  Adverse  Effect"  means  any (a)  event,  occurrence,  fact, condition, change, development or effect that is or may be materially adverse to the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of RACP or (b) material impairment of the ability of any member of the Seller Group to perform its respective obligations hereunder or under the Ancillary Agreements.

         "Non-Competition   Agreement"  means  the  Non-Competition   Agreements
substantially in the form of Exhibit B hereto.

         "Notice Period" is defined in Section 9.5(a).

         "Original Purchase Agreement" is defined in Section 2.2(a).

         "Organizational Documents" means, as to any Person, its certificate or articles of incorporation, by-laws and other organizational documents.

         "Original Closing Date" means the closing date when the Former Stockholder of Enshi have sold to RACP and RACP has purchased from the Former Stockholder of Enshi 100% of the issued and outstanding shares of EIH.

         "Original Purchase Price" means the purchase price paid by RimAsia to the Former Stockholder of Enshi for the 100% interest in the Enshi Group.

         "Original Purchase Agreement" is defined in Section 2.2(a).

         "Owned Intellectual Property" is defined in Section 4.14(a).

         "Owned Real Property" means the real property owned by any member of the Enshi Group, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon or attached or appurtenant thereto or owned by any member of the Enshi Group and located on Leased Real Property, and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Person" shall mean any individual, corporation, partnership, joint venture, trust, business association, organization, Governmental Authority or other entity.

         "Permitted Encumbrance" means (a) Encumbrances reserved against in the Balance Sheet, to the extent so reserved, (b) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on books of any member of the Enshi Group in accordance with GAAP, or (c) those Encumbrances that (i) are set forth in Schedule 4.11(b) and (ii) individually and in the aggregate with all other Permitted Encumbrances, do not and will not materially detract from the value of any of the property or assets of any member of the Enshi Group, or materially interfere with the use thereof as currently used or contemplated to be used, or otherwise have or result in a Material Adverse Effect.

         "Purchase Price" is defined in Section 2.1(a).

         "RACP" is defined in the first paragraph of this Agreement.

         "RACP Acquisition Transaction" is defined in Section 7.5.

         "RACP Shares" is defined in the first recital to this Agreement.

         "RACP Warrants" is defined in Section 2.1(a).

         "Real Property" means the Owned Real Property and the Leased Real Property.

         "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeing, dispersal, leeching, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

         "Representatives" means, as to any Person, its accountants, counsel, consultants, officers, directors, employees, agents and other advisers and representatives.

         "Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "RimAsia" is defined in the first paragraph of this Agreement.

         "Seller Group" is defined in Article III.

         "Subsidiary" means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

         "Tax" means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

         "$" or "US$" means United States dollars.



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                                   ARTICLE II
                               SALE OF RACP SHARES

         Section 2.1 Purchase and Sale of RACP Shares

         (a) Subject to the terms and conditions of this Agreement, RimAsia will sell all of the RACP Shares to the Buyer and the Buyer will purchase all of the RACP Shares from RimAsia for an aggregate purchase price of $12,050,000 (the "Purchase Price"), consisting of (x) $11,500,000 in assumed liabilities of RACP,
(y) $550,000 cash payment (the "Cash Purchase Price") and (z) the assumption of RACP's existing obligation to issue 12,000,000 warrant shares (the "RACP Warrants") which will upon assumption result in an obligation of CBH to issue 12,000,000 common shares of CBH to the holders of the RACP Warrants upon the future exercise of the RACP Warrants.

         (b)  Unless  this  Agreement   shall  have  been   terminated  and  the
transactions  herein  contemplated shall have been abandoned pursuant to Section
10.1 hereof and subject to the satisfaction or waiver of the conditions set forth in Article 8, the closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Baker & McKenzie, 1114 Avenue of the Americas, New York, New York 10036, at 10:00 a.m. on or before the first Business Day after the 60th calendar day from the date of the Original Closing, unless the parties otherwise agree in writing (the "Closing Date"). At the
Closing:

                  (i)   RimAsia   shall   deliver  to  the  Buyer   certificates
representing all of the RACP Shares, free and clear of any Encumbrances other than those created by RimAsia or RACP;

                  (ii) RimAsia shall deliver to the Buyer Non-Competition Agreements and Employment Agreements previously executed by each of Mr. Li Xiaobo and Mr. Liu Wentao, respectively;

                  (iii) The Buyer shall pay to RimAsia the Cash Purchase Price, by certified check or wire transfer of immediately available funds to the account of RimAsia designated at least two Business Days prior to the Closing Date;

                  (iv) CBH shall deliver to the holders of the RACP Warrants an acknowledgement of assumption of the RACP Warrants.

         Section 2.2 Purchase Price Adjustment

         (a) Any funds paid to RACP from the Escrow Account as a result of any adjustment in the Original Purchase Price made in accordance with the stock purchase agreement between RACP and the Former Stockholder of Enshi dated 16 May 2006 (the "Original Purchase Agreement") shall be held by RACP as cash through the Closing Date and delivered to the Buyer on the Closing Date.

         (b) In the event that the Former Stockholder of Enshi has breached any provision in Article IV, the Escrow Amount shall be returned to the Buyer in full. Any funds paid to RACP from the Escrow Account as a result of any breach of any provision in Article IV by the Former Stockholder of Enshi shall be held by RACP as cash through the Closing Date.

         (c) A party's rights to indemnification pursuant to Section 9 (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect such party's rights to a full purchase price adjustment pursuant to this
Section 2.2.

         Section 2.3 Accounts Receivable. The Buyer and RACP shall have the right to transfer to the Former Stockholder of Enshi (without recourse to the Buyer or RACP) any accounts receivable of any member of Enshi Group which have not been collected in full by such member within 120 days of the applicable due date, in which case the Former Stockholder of Enshi shall promptly pay to the Buyer or RACP from the Escrow Account in accordance with the Escrow Agreement an amount equal to the uncollected portion of such accounts receivable. In the event the Escrow Account does not contain sufficient funds to make any payment required to be made to the Buyer or RACP with respect to such uncollected accounts receivable, the Former Stockholder of Enshi shall be liable for such additional amount.

         Section 2.4 Contracts. If, at any time during the period commencing immediately following the Original Closing Date and ending on the first anniversary thereof, any Contract is terminated for any reason other than any material breach by the Buyer or RACP, the Buyer or RACP shall have the right to claim any expectation damages suffered by it as a result of such termination from the Former Stockholder of Enshi (without recourse to the Buyer or RACP). Upon submission of any such claim, the Former Stockholder of Enshi shall promptly pay to the Buyer or RACP from the Escrow Account in accordance with the terms of the Escrow Agreement an amount equal to such expectation damages claimed. In the event the Escrow Account does not contain sufficient funds to make any payment required to be made to the Buyer or RACP with respect to such claimed expectation damages, the Former Stockholder of Enshi shall be liable for such additional amount.

         Section 2.5 Additional Payment. At the end of twelve (12) months of the Original Closing Date, the Former Stockholder of Enshi shall receive from the Buyer, to the extent not previously paid by RACP pursuant to the terms of the Original Purchase Agreement, the amount of unrestricted cash or cash equivalents shown on the Balance Sheet, provided that, the Former Stockholder of Enshi has not distributed or withdrawn any amounts from Enshi's working capital or otherwise outside the ordinary course of business on and after the date hereof until the end of the Original Closing Date without the express written consent of RACP.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF RACP AND RIMASIA

         RACP and RimAsia (collectively referred to herein as the "Seller Group"), jointly and severally, hereby represent and warrant to the Buyer as follows:

         Section 3.1 Corporate Status.

         (a) RACP is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

         (b) RACP has delivered to the Buyer complete and correct copies of the Organizational Documents of RACP, as amended, and in effect on the date hereof.

         Section 3.2 Authorization. RACP has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it shall be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which RACP shall be a party, the performance of RACP's obligations hereunder and thereunder, and the consummation by RACP of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of RACP. RACP has duly executed this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it shall be a party. This Agreement constitutes, and each such Ancillary Agreement or other instrument when so executed and delivered will constitute the legal, valid and binding obligation of RACP, enforceable against RACP in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 3.3 Consents. (a) Except as disclosed on Schedule 3.3(a), no Government Approval or other Consent is required to be obtained or made by any member of the Seller Group in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for Consents the failure of which to be made or obtained individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of any member of the Seller Group to perform its respective obligations hereunder and under the Ancillary Agreements or the ability of the Buyer, following the Closing, to continue to conduct the Business.

         (b) Each member of the Seller Group is in compliance with all Governmental Approvals and other Consents held by any member thereof, except for such failures so to comply that, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of any member of the Seller Group to perform its respective obligations hereunder and under the Ancillary Agreements. There is no Litigation pending or, to the knowledge of any member of the Seller Group, threatened, that would result in the revocation, cancellation, suspension or modification or nonrenewal of any such Governmental Approval or Consent; no member of the Seller Group has been notified that any such Governmental Approval or Consent will be modified, suspended, canceled or cannot be renewed in the ordinary course of business; and there is no reasonable basis for any such revocation, cancellation, suspension, modification or nonrenewal. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

         (c) Governmental Filings. Each registration, report, statement, notice or other filing required to be filed by RACP with any Governmental Authority under any applicable Law has been timely filed, and when filed complied and continues to comply with applicable Law, except for any such failure to file that, individually or in the aggregate, could not have a Material Adverse Effect. As of their respective dates, none of such registrations, reports, statements, notices or other filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.4 Noncontravention. The execution, delivery and performance of this Agreement and, as applicable, the Ancillary Agreements by each member of the Seller Group, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right of claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Encumbrance (or any obligation to create any Encumbrance) upon any of the properties or assets of any member of the Seller Group under, (a) any Law applicable to any member of the Seller Group or any of their respective properties or assets, (b) any provision of any of the Organizational Documents of any member of the Seller Group or (c) any Contract, or any other agreement or instrument to which any member of the Seller Group is a party or by which any of their respective properties or assets may be bound, except, in the case of this clause (c), for violations and defaults that, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of any member of the Seller
Group to perform its respective obligations hereunder and under the Ancillary Agreements.

         Section 3.5 Capitalization of RACP. The authorized capital stock of RACP consists of 50,000 shares of common stock, par value $1.00 per share, of which only the RACP Shares are issued and outstanding. The RACP Shares have been duly authorized and validly issued and are fully paid and nonassessable. All the RACP Shares are owned, beneficially and of record, by RimAsia, free and clear of any Encumbrances, and such shares are subject to no restrictions with respect to transferability to the Buyer in accordance with the terms of this Agreement. Upon the delivery of and payment for 100% of the RACP Shares owned by RimAsia at the Closing as provided in this Agreement, the Buyer will acquire good and valid title to such shares, free and clear of any Encumbrance other than any Encumbrance created by the Buyer, RACP or RimAsia. Except as disclosed on
Schedule 3.5: (i) there are no preemptive of similar rights on the part of any holders of any class of securities of RACP; (ii) except for this Agreement and the RACP Warrants, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any member of the Seller Group or any other Person to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of securities of RACP, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefore has been given; and
(iii) except for the RACP Warrants, there are no outstanding contractual or other rights or obligations to or of any member of the Seller Group or any other Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of RACP.

         Section 3.6 Subsidiaries. Except for EIH and Enshi, RACP has no subsidiaries or equity interest in any company, partnership or other Person. RACP does not own, hold or have any properties or assets (whether tangible or intangible) or any liabilities or obligations of any nature whatsoever, other than (i) the capital stock of EIH and (ii) liabilities associated with the formation of RACP or continuation of its corporate existence (other than liabilities relating to Tax).

         Section 3.7 Litigation. Except as disclosed on Schedule 3.7, there is no Litigation pending or, to the knowledge of any member of the Seller Group, threatened by, against or affecting any member of the Seller Group or any of its properties or assets that, individually or in the aggregate, could materially impair the ability of any member of the Seller Group to perform its respective obligations hereunder or under any Ancillary Agreement, or have or result in a Material Adverse Effect. There are no outstanding judgments, decrees, orders or injunctions issued by any Governmental Authority against RACP that could have or result in a Material Adverse Effect.

         Section 3.8 Compliance with Applicable Laws. (a) Except as disclosed on
Schedule 3.8, (a) each member of the Seller Group is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (i) any Law applicable to it or any of its properties, assets, operations or business, (ii) any provision of its Organizational Documents, or (iii) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound of affected, except in the case of the foregoing clauses (i) and
(iii) for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of any member of the Seller Group to perform its respective obligations hereunder and under the Ancillary Agreements, and (b) no member of the Seller Group has received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

         Section 3.9 Brokers and Intermediaries. RACP has not employed any broker, finder or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         Section 3.10 Disclosure. This Agreement and each Ancillary Agreement, and each certificate or other instrument or document to which any member of the Seller Group is a party and which has furnished by or on behalf of any member of the Seller Group to the Buyer or any agent or representative of the Buyer pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

         Section 3.11 Due Diligence. As at the Closing Date and subject to the Former Stockholder of Enshi's delivery of a completed Disclosure Schedule and all corresponding exhibits as attached to the Original Purchase Agreement and approval of the same to the satisfaction of the Seller Group, the due diligence performed by the Seller Group has been and is reasonably satisfactory to the Seller Group.



                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                           FORMER STOCKHOLDER OF ENSHI

         The Former Stockholder of Enshi hereby represents and warrants to the Buyer and CBH as follows. It is accepted by each party of this Agreement that the Former Stockholder of Enshi shall not make any representations and warranties that would conflict with or exceed the terms of the Original Purchase Agreement.

         Section 4.1 Corporate Status. (a) Each of EIH and Enshi is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

         (b) Each of EIH and Enshi is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct or nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

         (c) The copies of the Organizational Documents of each of EIH and Enshi, which have been delivered to the Buyer, are complete and correct copies thereof and in effect on the date hereof.

         Section 4.2 Authorization. The execution, delivery and performance by such Former Stockholder of Enshi, as the case may be, of this Agreement and the Non-Competition Agreement to which it is a party, and the consummation by such Former Stockholder of Enshi of the transactions contemplated hereby and thereby are within the powers of such Former Stockholder of Enshi and have been duly authorized by all necessary action on the part of such Former Stockholder of Enshi. Such Former Stockholder of Enshi has duly executed this Agreement and on the Closing Date will have duly executed and delivered the Non-Competition Agreement to which it shall be a party. This Agreement constitutes, and each such Non-Competition Agreement or other instrument when so executed and delivered will constitute the legal, valid and binding obligation of such Former Stockholder of Enshi, enforceable against such Former Stockholder of Enshi in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 4.3 Consents. (a) Except as disclosed on Schedule 4.3(a), as of the Original Closing Date, no Government Approval or other Consent is required to be obtained or made by such Former Stockholder of Enshi in connection with the execution and delivery of this Agreement and the Non-Competition Agreement or the consummation of the transactions contemplated hereby or thereby, except for Consents the failure of which to be made or obtained individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder and under the Non-Competition Agreement or the ability of the Buyer, following the Closing, to continue to conduct the Business.

         (b) Schedule 4.3(b) contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business as of the Original Closing Date. Except as disclosed on Schedule 4.3(b), all such Governmental Approvals and other Consents have been duly obtained and are held by the Enshi Group, and have been in full force and effect as of the Original Closing Date. Such Former Stockholder of Enshi has been in compliance with all Governmental Approvals and other Consents held by any member thereof, except for such failures so to comply that, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder and under the Non-Competition Agreement. There is no Litigation pending or, to the knowledge of such Former Stockholder of Enshi, threatened, that would result in the revocation, cancellation, suspension or modification or nonrenewal of any such Governmental Approval or Consent; such Former Stockholder of Enshi has not been notified that any such Governmental Approval or Consent will be modified, suspended, canceled or cannot be renewed in the ordinary course of business; and there is no reasonable basis for any such revocation, cancellation, suspension, modification or nonrenewal. The execution, delivery and performance of this Agreement and the Non-Competition Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

         (c) Governmental Filings. Until the Original Closing Date, each registration, report, statement, notice or other filing requested or required to be filed by any of EIH and Enshi with the Commission or any other Governmental Authority under the Act, the Exchange Act or any other applicable Law has been timely filed, and when filed complied and continues to comply with applicable

Law in all material respects. As of their respective dates, none of such registrations, reports, statements, notices or other filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.4 Noncontravention. The execution, delivery and performance of this Agreement and, as applicable, the Non-Competition Agreement by such
Former Stockholder of Enshi, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right of claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Encumbrance (or any obligation to create any Encumbrance) upon any of the properties or assets of the Enshi Group under, (a) any Law applicable to the Enshi Group or any of their respective properties or assets, (b) any provision of any of the Organizational Documents of any member of the Enshi Group or (c) any Contract, or any other agreement or instrument to which any member of the Enshi Group is a party or by which any of their respective properties or assets may be bound, except, in the case of this clause (c), for violations and defaults that, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder and under the Non-Competition Agreement.

         Section 4.5 Subsidiaries.

         (a) None of the outstanding capital stock of each of EIH and Enshi has been issued in violation of, or is not subject to any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable Law, the Organizational Documents of EIH or Enshi, any Contract or other agreement or instrument to which EIH or Enshi is subject, bound or a party or otherwise. As of the Original Closing Date, there were no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (i) pursuant to which EIH or Enshi is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of EIH or Enshi or
(ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of EIH or Enshi.

         b) As of the Original Closing Date, except for Enshi, EIH has no subsidiaries or equity interest in any company, partnership or other Person.

         Section 4.6 Financial Statements;  Absence of Undisclosed  Liabilities.
(a) Schedule 4.6 attached hereto contains the following financial statements (collectively, the "Financial Statements"): (i) the audited financial statements of Enshi as at and for the years ended December 31, 2004 and December 31, 2005, as prepared by the Accountant and (ii) the unaudited financial statements of Enshi as at and for the 3-month period ended March 31, 2006, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, and accompanying notes. The Financial Statements are complete and correct in all respects, have been derived from the accounting books and records of Enshi, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments. The balance sheets included in the Financial Statements present fairly the financial position of Enshi as at the respective dates thereof, and the statements of income, statements of stockholder's equity and statements of cash flows included in such Financial Statements present fairly the results of operations and cash flows of Enshi for the respective periods indicated.

         (b) No member of Enshi Group has any liabilities or obligations of any nature (including any off balance sheet items, contingent liabilities or similar arrangements), whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as disclosed on Schedule 4.6, (ii) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto and (iii) for liabilities and obligations that (x) are incurred after the date of the Balance Sheet in the ordinary course of business consistent with prior practice and are not prohibited by this Agreement and (y) could not be material to any member of the Enshi Group or have or result in a Material Adverse Effect. Since the date of the Balance Sheet, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could become or result in a Material Adverse Effect.

         (c) The audited net income (as calculated in accordance with GAAP) for the year ended December 31, 2005 of Enshi is no less than US$5,000,000. The audited net assets of Enshi (as calculated in accordance with GAAP) as of the year ended December 31, 2005 shall be no less than Renminbi 82,000,000.

         Section 4.7 Stock Ownership. (a) All of the outstanding capital stock of EIH ("EIH Shares") have been duly authorized and validly issued and are fully paid and nonassessable. Until the delivery of and payment for the EIH Shares at the Original Closing Date, all of EIH Shares were owned, beneficially and of record, by the Former Stockholder of Enshi free and clear of any Encumbrances or any other Claims. Upon the delivery of and payment for the EIH Shares at the Original Closing Date, RACP have acquired good and valid title to all the EIH Shares, free and clear of any Encumbrance other than any Encumbrance created by RACP or RimAsia.

         (b) All of the registered capital of Enshi ("Enshi Shares") has been duly authorized and validly issued and have been contributed in full. All of Enshi Shares are owned, beneficially and of record, by EIH free and clear of any Encumbrances or any other Claims other than any Encumbrance created by RACP or RimAsia.

         Section 4.8 Absence of Certain Changes. Since the date of the Balance Sheet and until the Original Closing Date, except as set forth in Schedule 4.8 or as specifically permitted after the date hereof pursuant to Section 7.1, the members of the Enshi Group have conducted their businesses only in the ordinary course consistent with prior practice and there has not been any:

         (a) change in the authorized or issued capital stock of any member of the Enshi Group; grant of any stock option or right to purchase shares of capital stock of any member of the Enshi Group; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any member of the Enshi Group of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of such capital stock;

         (b) amendment to the Organizational Documents of any member of the Enshi Group;

         (c) payment or increase by any member of the Enshi Group of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business consistent with prior practice) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any member of the Enshi Group;

         (e) damage to or destruction or loss of any asset or property of any member of the Enshi Group, whether or not covered by insurance, that individually or in the aggregate could become or result in a Material Adverse Effect;

         (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any member of the Enshi Group of at least $10,000;

         (g) sale (other than sales of inventory in the ordinary course of business consistent with prior practice), lease, or other disposition of any asset or property or mortgage, pledge, or imposition of any Encumbrance on any asset or property with a value to any member of the Enshi Group in excess of $10,000;

         (h) cancellation or waiver of any claims or rights with a value to any member of the Enshi Group in excess of $10,000;

         (i) change in the accounting methods used by any member of the Enshi Group; or

         (j) agreement, whether oral or written, by any member of the Enshi Group to do any of the foregoing.

         Section 4.9 Litigation. Except as disclosed on Schedule 4.9, there is no Litigation pending or, to the knowledge of such Former Stockholder of Enshi, threatened by, against or affecting such Former Stockholder of Enshi or any of its properties or assets or any member of the Enshi Group that, individually or in the aggregate, could materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder or under the Non-Competition Agreement, or have or result in a Material Adverse Effect on the Business. As of the Original Closing Date, there were no outstanding judgments, decrees, orders or injunctions issued by any Governmental Authority against any member of the Enshi Group, or that in any way affect the Business and could have or result in a Material Adverse Effect.

         Section 4.10 Compliance with Applicable Laws. (a) Except as disclosed on Schedule 4.10(a), (i) such Former Stockholder of Enshi is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to it or any of its properties, assets, operations or business, (y) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound of affected, except in the case of the foregoing clauses (x) and (y) for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder and under the Non-Competition Agreement, and (ii) such Former Stockholder of Enshi has not received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

         (b) Except as disclosed on Schedule 4.10(b), (i) each member of the Enshi Group is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to it or any of its properties, assets, operations or business, (y) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound of affected, except in the case of the foregoing clauses (x) and (y) for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such member of the Enshi Group to perform its respective obligations hereunder, and (ii) any member of the Enshi Group has not received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

         Section 4.11 Assets. As of the Original Closing Date, each member of the Enshi Group owns, or otherwise has full, exclusive, sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Assets"). Each member of the Enshi Group has good, valid and marketable title to, or in the case of leased property has good and valid leasehold interests in, each of its Assets, including but not limited to all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Encumbrance, except
Permitted Encumbrances. Each member of the Enshi Group has maintained all tangible Assets in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Assets are fully adequate and suitable for the purposes for which they are presently being used. Schedule 4.11(a) sets forth a list of all tangible Assets, including but not limited to buildings, machinery, equipment and motor vehicles with a net book value of at least Renminbi One Million as of year ended December 31, 2005, and identifies the location of such Assets and Schedule 4.11(b) set forth a list of Encumbrances permitted on the Assets.

         Section 4.12 Real Property (a) Owned Real Property. Schedule 4.12 (a) contains a complete and correct list of, as of the Original Closing Date, all Owned Real Property setting forth the address and owner of each parcel of Owned Real Property and describing all improvements thereon. Each member of Enshi Group has good, valid and marketable title to its respective, Owned Real Property, free and clear of any Encumbrances other than Permitted Encumbrances.

         (b) Leases. Schedule 4.12(b) contains a complete and correct list of all Leases setting forth the address, landlord and tenant for each Lease as of the Original Closing Date. Each Lease is legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be so enforceable, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder and under the Non-Competition Agreement. As of the Original Closing Date, no member of the Enshi Group was, and no other party was, in default, violation or breach in any respect under any Lease, and no event has occurred and has been continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. Each Lease has granted the tenant under the Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. As of the Original Closing Date, each member of the Enshi Group had good and valid title to the leasehold estate under its respective Leases free and clear of any Encumbrances other than Permitted Encumbrances, and each member of the Enshi Group enjoyed peaceful and undisturbed possession under its respective Leases for the Leased Real Property.

         (c) Fee and Leasehold Interests, etc. As of the Original Closing Date, the Real Property constituted all the fee and leasehold interests in real property held by the Enshi Group, and constituted all of the fee and leasehold interests in real property used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

         (d) No Proceedings. As of the Original Closing Date, there were no proceedings in eminent domain or other similar proceedings pending or, to the knowledge of such Former Stockholder of Enshi, threatened affecting any portion of the Real Property. There exist no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

         (e) Current Use. As of the Original Closing Date, the use and operation of the Real Property in the conduct of the Business did not violate in any material respect any instrument of record or agreement affecting the Real Property. There was no violation of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority that affects the Real Property or the ownership, operation, use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

         (f) Real Property Taxes. As of the Original Closing Date, each parcel included in the Real Property was assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of that parcel.

         Section 4.13 Contracts (a) Disclosure. Schedule 4.13(a) contains a complete and correct list of all Contracts of each member of the Enshi Group that (i) are material to the conduct and operations of its business and properties, (ii) involve any of the officers, consultants, directors, employees or shareholders of the Enshi Group; or (iii) obligate any member of the Enshi Group to share, license or develop any product or technology (except licenses granted in the ordinary course of business). For the purposes of this Section 4.13, "material" shall mean (i) reasonably likely to result in consideration to any member of the Enshi Group, or imposing liability or contingent liability on any member of the Enshi Group, in excess of US$25,000 in each case or US$250,000 in the aggregate in the current fiscal year, (ii) containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any member of the Enshi Group's right to offer or sell products or services,
(iii) not in the ordinary course of business or (iv) an agreement the termination of which would be reasonably likely to have a Material Adverse Effect.

         (b) Enforceability. As of the Original Closing Date, all Contracts were legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of such Former Stockholder of Enshi to perform its respective obligations hereunder and under the Non-Competition Agreement. Except as set forth in Schedule 4.13(a), there did not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of any member of the Enshi Group or any other Person. Except as set forth in Schedule 4.13(b), the enforceability of all Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

         Section 4.14 Intellectual Property. (a) Schedule 4.14(i) sets forth a complete and correct list of all Intellectual Property that is owned by each member of the Enshi Group, which is material to the Business (the "Owned Intellectual Property"). The Owned Intellectual Property constitutes all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to the Business, except for the Intellectual Property described on Schedule 4.14(ii). Immediately after the Original Closing

Date, such member of the Enshi Group will have the right to use all Intellectual Property described on Schedule 4.14(ii) and will own all Owned Intellectual Property, free from any Encumbrances. Schedule 4.14(iii) sets forth a complete and correct list of all written or oral licenses and arrangements material to the Business, (i) pursuant to which the use by any Person of Intellectual Property is permitted by each member of the Enshi Group and (ii) pursuant to which the use by each member of the Enshi Group of Intellectual Property is permitted by any Person (collectively, the "Intellectual Property Licenses"). All Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Encumbrances. Neither any member of the Enshi Group nor, to the knowledge of such Former Stockholder of Enshi, any other party is in default under any Intellectual Property License, and no such default is currently threatened. The conduct of the Business does not infringe the rights of any third party in respect of any Intellectual Property, except as set forth on Schedule 4.14(iv). To the knowledge of such Former
Stockholder of Enshi, none of the Owned Intellectual Property or the Intellectual Property Licenses is being infringed by third parties. Except as set forth on Schedule 4.14(v), there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of such Former Stockholder of Enshi, threatened, that challenges the rights of any member of the Enshi Group in respect of any Owned Intellectual Property or Intellectual Property License, or that claims that any default exists under any Intellectual Property License, which, individually or in the aggregate, could have or result in a Material Adverse Effect. None of the Owned Intellectual Property or the Intellectual Property Licenses is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Authority. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and the same remain in full force and effect.

         Section 4.15 Insurance. Schedule 4.15 contains a complete and correct list and summary description of all insurance policies maintained (at present or at any time since January 1, 2004) by or on behalf of each member of the Enshi Group. A complete and correct copy of all such policies together with all riders and amendments thereto has been delivered to the Buyer. Such policies are in full force and effect, and all premiums due thereon have been paid. Each member of the Enshi Group has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and suitable for the Business, and is on such terms (including without limitation as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

         Section 4.16 Environmental Matters. (a) Compliance with Environmental Law. The Enshi Group has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of any member of the Enshi Group (including the Real Property) and the use and ownership thereof, and to the operation of the Business. No material violation by any member of the Enshi Group is being alleged of any applicable Environmental Law relating to any of the properties and assets of the Enshi Group including (the Real Property) or the use or ownership thereof, or to the operation of the Business.

         (b) Other Environmental Matters. (i) Neither the Enshi Group or any other Person (including any tenant or subtenant) has caused or taken any action that will result in, nor is any member of the Enshi Group subject to, any material liability or obligation on the part of any member of the Enshi Group, or the Buyer or any of its Affiliates, relating to (x) the environmental conditions on, under, or about the Real Property or other properties or assets owned, leased, operated or used by any member of the Enshi Group or any predecessor thereto at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

                  (ii) Such Former Stockholder of Enshi has disclosed and made available to the Buyer all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to such Former Stockholder of Enshi relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets owned, leased, operated or used by any member of the Enshi Group or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or Released by any member of the Enshi Group or any other Person on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of any member of the Enshi Group, or the Business.

         Section 4.17 Affiliate Transactions (a) Schedule 4.17(a) contains a complete and correct list of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which any member of the Enshi Group, on the one hand, and any of the Former Stockholder of Enshi or any of their respective Affiliates (other than any member of the Enshi Group), on the other hand, are or have been a party or otherwise bound or affected, and that (i) are material and currently pending or in effect or (ii) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to any member of the Enshi Group. Except as disclosed in Schedule 4.17(a), each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth in Schedule 4.17(a) was on terms and conditions as favorable to the relevant member of the Enshi Group as would have been obtainable by it at the time in a comparable arm's-length transaction with a Person other than any Former Stockholder of Enshi or any of their respective Affiliates. For the purposes of this Section 4.17(a), "material" shall mean reasonably likely to result in consideration to any member of the Enshi Group, or imposing liability or contingent liability on any member of the Enshi Group, in excess of five percent (5%) of net sales of Enshi Group for the fiscal year ended December 31, 2005 or (ii) containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any member of the Enshi Group's right to offer or sell products or services.

         (b) Except as set forth in Schedule 4.17(b), no stockholder, officer, director or employee of any member of the Enshi Group, or any family member, relative or Affiliate of any such stockholder, officer, director or employee,
(i) owns, directly or indirectly, and whether on an individual, joint or other basis, more than five percent (5%) interest in (x) any property or asset, real or personal, tangible or intangible, used in or held for use in connection with or pertaining to the Business, or (y) any Person, that is a supplier, customer or competitor of any member of the Enshi Group, (ii) serves as an officer, director or employee of any Person that is a supplier, customer or competitor of any member of the Enshi Group or (iii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, any member of the Enshi Group in an amount in excess of five percent (5%) of net sales of the Enshi Group for the fiscal year ended December 31, 2005.

         Section 4.18  Employees,  Labor  Matters,  etc.  Except as set forth on
Schedule 4.18, no member of the Enshi Group is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by any member of the Enshi Group. Since January 1, 2002, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of any member of the Enshi Group. Except as set forth on Schedule 4.18, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of any member of the Enshi Group. Each member of the Enshi Group has complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not result in any material liability or obligation on the part of any member of the Enshi Group or the Buyer or any of its Affiliates, or have or result in a Material Adverse Effect.

         Section 4.19 Benefit Plans and Related Matters. (a) Except as set forth on Schedule 4.19(a), with respect to any employee or former employee of any member of the Enshi Group, no member of the Enshi Group, or any affiliated company presently maintains, contributes to or has any liability under: (i) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, cafeteria, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, deferred compensation, consulting, severance pay or termination pay, vacation pay, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (ii) any plan, program or arrangement which is an employee pension benefit plan, or an "employee welfare benefit plan" as defined under relevant laws, including laws of the People's Republic of China applicable to any member of the Enshi Group. Each plan, program and arrangement set forth on
Schedule 4.19(a) is herein referred to as an "Employee Benefit Plan". The term "affiliated company" means any organization that would be aggregated with the any member of the Enshi Group under Section 414(b), (c), (m) or (o) of the Code.

         (b) There is no pending or threatened legal action, claim, proceeding or investigation against or involving any Employee Benefit Plan (other than routine claims for benefits) an there is no basis for any facts which could give rise to any such condition, legal action, claim, proceeding or investigation.

         (c) None of the members of the Enshi Group nor any of its Affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or a collective bargaining agreement or contract with any labor union relating to any employees or former employees of such member of the Enshi Group.

         Section 4.20 Taxes. (a) Except as set forth on Schedule 4.20(a), (i) all Returns required to be filed by, or with respect to any activities or assets of, each member of the Enshi Group on or before the Original Closing Date have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes shown as owing on such Returns have been paid and (iii) no member of the Enshi Group is currently the beneficiary of any extension of time within which to file any Return.

         (b) Except as set forth on Schedule 4.20(b), (i) all Taxes that are or may become payable by any member of the Enshi Group or chargeable as an Encumbrance upon its assets as of the Original Closing Date for which the filing of a Return is not required have been duly and timely paid and (ii) each member of the Enshi Group has duly and timely withheld all Taxes required to be withheld in connection with the business or assets of such member, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose.

         (c) Except as set forth on Schedule 4.20(c), there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of any member of the Enshi Group asserted, raised or threatened by any taxing authority and, to the knowledge of each of the Former Stockholder of Enshi, no circumstances exist to form the basis for such a claim or issue.

         (d) Schedule 4.20(d) lists all Income Tax Returns that have been filed with respect to any member of the Enshi Group for taxable periods ended on or after January 1, 2000 and that have not yet been audited or are currently the subject of audit.

         (e) Except as set forth on Schedule 4.20(e), no member of the Enshi Group has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to Taxes, which waiver, agreement or power of attorney is currently in force.

         (f) Except as set forth on Schedule 4.20(f), (i) there are no outstanding adjustments for Income Tax purposes applicable to any member of the Enshi Group required as a result of changes in methods of accounting effected on or before the Original Closing Date and (ii) no material elections for Income Tax purposes have been made by any member of the Enshi Group that are currently in force or by which any member of the Enshi Group is bound.

         (g) Except as set forth in Schedule 4.20(g), no member of the Enshi Group (i) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement or (ii) is or has been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return.

         Section 4.21 Accounts Receivable. Each member of the Enshi Group has delivered or caused to be delivered to the Buyer and RACP a complete and accurate aging of all accounts receivable of such member of the Enshi Group as of the end of each monthly period since January 1, 2004. Except as set forth in
Schedule 4.21, no account receivable any member of the Enshi Group reflected on the Balance Sheet and no account receivable arising after the date of the Balance Sheet and reflected on the books of the Enshi Group is uncollectible or subject to counterclaim or offset, except to the extent reserved against thereon. All accounts receivable reflected on the Balance Sheet or on such books have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by any member of the Enshi Group. Except as set forth in Schedule 4.21, all discounts to customers of each member of the Enshi Group are as shown on its books and records and in no event exceed one percent of receivables to which they relate.

         Section 4.22 Customers. Schedule 4.22 sets forth for each of the years ended from December 31, 2003 to December 31, 2005 and for the four-month period ended April 30, 2006 (a) the names and addresses of the ten (10) largest customers of Enshi based on the aggregate value of services ordered from the Enshi by such customers during each such period and (b) the amount for which each such customer was invoiced during each such period. No member of the Enshi Group has received any notice or has any reason to believe that any material customer of Enshi (i) has ceased, or will cease, to use the services of Enshi,
(ii) has materially reduced or will materially reduce, the use of services of Enshi or (iii) has sought, or is seeking, to materially reduce the price it will pay for services of Enshi, which cessations and reductions, either individually or in the aggregate, could have or result in a Material Adverse Effect.

         Section 4.23 Bank Accounts. Schedule 4.23 sets forth a complete and correct list containing the names set forth of each bank in which any member of the Enshi Group has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

         Section 4.24 Disclosure. This Agreement and the Non-Competition Agreement, and each certificate or other instrument or document furnished by or on behalf of such Former Stockholder of Enshi to the Buyer or any agent or representative of the Buyer pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

         Section 4.25 Income Tax. The Former Stockholder of Enshi shall be personally responsible if Enshi Group owe any tax to the Government incurred prior to the Original Closing Date.

         Section 4.26 FCPA. The Former Stockholder of Enshi has not conducted or authorized any of the employees, officers, agents, directors, affiliates, or representatives of any member of the Enshi Group to conduct any activities that may violate any provisions of the FCPA.

         Section 4.27 Renewal of Bank Loan. Enshi's currently outstanding bank loans in the amount of Renminbi 10,000,000 with Agricultural Bank of China Shenyang Branch Zhongshan Sub-branch and Renminbi 10,000,000 with Citic Bank, Shenyang Branch, as lenders, have been or are being extended, renewed or refinanced with third parties for a term of at least one (1) year from the date of such extension, renewal or refinance on terms that are no less favorable to any member of the Enshi Group than were in effect during the initial term of such loan.

                                    ARTICLE V
                       FURTHER REPRESENTATIONS OF RIMASIA

         In addition to the representations and warranties set forth in Article III, RimAsia hereby represents and warrants to the Buyer as follows:

         Section 5.1 Authorization. The execution, delivery and performance by RimAsia, as the case may be, of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by RimAsia of the transactions contemplated hereby and thereby are within RimAsia's powers and have been duly authorized by all necessary action on the part of such Person. RimAsia has duly executed this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it shall be a party. The execution and delivery of this Agreement and the Ancillary Agreements, the performance of RimAsia's obligations hereunder and thereunder, and the consummation by RimAsia of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of RimAsia. This Agreement constitutes, and each such Ancillary Agreement or other instrument when so executed and delivered will constitute the legal, valid and binding obligation of RimAsia, enforceable against RimAsia in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                                   ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF THE BUYER AND CBH

         The Buyer and CBH, jointly and severally, hereby represent and warrant to RimAsia as follows:

         Section 6.1 Corporate Status. Each of the Buyer and CBH is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation. CBH has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

         Section 6.2 Authorization. Each of the Buyer and CBH has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it shall be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer or CBH shall be a party, the performance of its respective obligations hereunder and thereunder, and the consummation by the Buyer and CBH of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of the Buyer and CBH. Each of the Buyer and CBH has duly executed this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it shall be a party. This Agreement constitutes, and each such Ancillary Agreement or other instrument when so executed and delivered will constitute the legal, valid and binding obligation of the Buyer or CBH, as the case may be, enforceable against such Person in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 6.3 Consents. Except as disclosed on Schedule 6.3, no Government Approval or other Consent is required to be obtained or made by the Buyer or CBH in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it shall be a party or the consummation of the transactions contemplated hereby or thereby, except for Consents the failure of which to be made or obtained individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of the Buyer or CBH to perform its respective obligations hereunder and under such Ancillary Agreements.

         Section 6.4 Noncontravention. The execution, delivery and performance by the Buyer or CBH, as the case may be, of this Agreement and the Ancillary Agreements to which the it shall be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Encumbrance (or any obligation to create any Encumbrance) on any of the properties or assets of the Buyer or CBH under (a) any Law applicable to the Buyer or CBH or any of its respective properties or assets, (b) any provision of any of the Organizational Documents of the Buyer or CBH, or (c) any contract, agreement or other instrument to which the Buyer or CBH is a party or by which its properties or assets may be bound, except, in the case of clause (c), for violations and defaults that, individually and in the aggregate, would not materially impair the ability of the Buyer or CBH to perform its obligations hereunder and under the Ancillary Agreements.

         Section 6.5 Brokers and Intermediaries. Neither the Buyer nor CBH has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         Section 6.6 Due Diligence. The due diligence performed by the Buyer and CBH has been and is reasonably satisfactory to the Buyer and CBH.

                                   ARTICLE VII
                                    COVENANTS

         Section 7.1 Conduct of Business. On and after the Original Closing Date to the Closing Date, (i) RimAsia shall monitor all cash disbursements by any member of the Enshi Group and RimAsia's approval and authorization shall be required for any such individual cash disbursement by any member of the Enshi Group in excess of $75,000 and (ii) neither RACP nor RimAsia will take any action which would have a Material Adverse Effect on the Business or the transactions contemplated by this Agreement, except as expressly consented to by the Buyer and CBH in writing.

         (a) Except as expressly consented to by the Buyer and CBH in writing, from the Original Closing Date to the Closing Date, RimAsia and RACP shall:

                  (1) not cause or permit any amendment, supplement, waiver or modification to or of any of Organizational Documents of RACP or any member of the Enshi Group;

                  (2) not declare dividends on, or redeem or repurchase any shares of, any class of capital stock or issue any capital stock of RACP or any member of the Enshi Group.

                  (3) not increase any obligations of RACP or any member of the Enshi Group with respect to Indebtedness, repay any loans or other amounts outstanding to RimAsia or any of its respective Affiliates, make capital expenditures in excess of $50,000 in any case or $250,000 in the aggregate, pay any bonuses or advances against salaries except as set forth on Schedule 7.1, prepay any accounts payable, delay payment of any trade payables other than in the ordinary course of business, or make any other cash payments other than in the ordinary course of business;

                  (4) not sell, transfer, assign, lease, license, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Encumbrance, any of the Assets (including, without limitation, all of its Intellectual Property), except for sales in the ordinary course of business;

                  (5) not enter into or assume any Contract, or enter into or permit any amendment, supplement, waiver or other modification in respect thereof, except for such Contracts and amendments, supplements, waivers and modifications thereof that, individually and in the aggregate, are not material to any member of the Enshi Group and that are entered into, assumed or permitted in the ordinary course of business and following prior notice to and consultation with the Buyer;

                  (6) not compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation, except in the ordinary course of business of the Enshi Group, and following prior notice to and consultation with the Buyer;

                  (7) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person, except in the ordinary course of business of the Enshi Group and following prior notice to and consultation with the Buyer;

                  (8) not organize any new subsidiary or acquire any capital stock of any Person or any equity or ownership interest in any business, except in the ordinary course of business of the Enshi Group and following prior notice to and consultation with the Buyer;

                  (9) not take any  action  or omit to take  any  action,  which
         action  or   omission   would   result  in  a  breach  of  any  of  the
         representations and warranties set forth in Articles III and IV;

         (b) Furthermore, except as expressly consented to by the Buyer and CBH in writing, from the Original Closing Date to the Closing Date, RimAsia and RACP agree not to take any action that would prevent any member of the Enshi Group to:

                  (1) operate the business of each member of the Enshi Group in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and to preserve intact the present business organization of each member of the Enshi Group, keep available the services of its present officers and significant employees, and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Original Closing Date;

                  (2) maintain all of the tangible Assets in good repair, working order and operating condition subject only to ordinary wear and tear;

                  (3) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (4) pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business;

                  (5) perform in all material respects all of its obligations under any Contracts, agreements or other instruments relating to or affecting any of the properties and assets of any member of the Enshi Group (including the Assets) or the Business;

                  (6) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practice;

                  (7) comply in all material respects with all Laws applicable to it or any of its properties, assets or business;

                  (8) maintain each member of the Enshi Group's good standing in its jurisdiction of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all Governmental Approvals and other Consents necessary for, or otherwise material to, the Business;

                  (9) promptly advise the Buyer in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could have or result in a Material Adverse Effect or a breach of this Section 7.1; and

                  (10) conduct all Tax affairs relating to each member of the Enshi Group only in the ordinary course of business, in substantially the same manner as heretofore conducted.

         Section 7.2 Access and Information. So long as this Agreement remains in effect, RACP will allow the Buyer and its Representatives, full access during reasonable business hours to all of RACP's and each member of the Enshi Group's respective properties, assets, books, contracts, commitments, reports and records, and allow them access to all such documents, records and information with respect to the properties, assets and business of RACP and each member of the Enshi Group and copies of any work papers relating thereto as the Buyer shall from time to time reasonably request. In addition, RACP will permit the Buyer and its Representatives, reasonable access during reasonable business hours to RACP's and each member of the Enshi Group's lenders, customers and suppliers, other Persons with whom any member of the Enshi Group does or has done business, and other Representatives or other personnel of RACP or any member of the Enshi Group, as may be necessary or useful to the Buyer in its judgment in connection with its review of the properties, assets and business of RACP and each member of the Enshi Group and the above-mentioned documents, records and information and so that the Buyer may keep itself generally informed as to the affairs of the Business.

         Section 7.3 Confidentiality. The parties hereto hereby agree to treat all of the information required to be disclosed or exchanged in connection with this Agreement and any other confidential information a party hereto receives from another party hereto as confidential, to not use any of such information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, to return to such other party all tangible embodiments (and all copies) of such information which are in its possession. Other than required under the relevant disclosure rules of under the securities laws of the United States, the parties hereto may disclose on a confidential basis the transactions contemplated hereby and any information which such party may obtain from another party hereto to their respective Representatives to the extent necessary to obtain their services in connection with the transactions contemplated hereby. The obligation to maintain the confidentiality of information shall not apply to any information disclosed or disclosures made in response to a valid subpoena or similar process or to an order of a court of competent jurisdiction, provided that the disclosing party shall have used its best efforts to notify the other party hereto to whom the confidential information belongs in time to afford such party an opportunity to contest such process or order.

         Section 7.4 Expenses. Whether or not the Closing or the closing of the transactions contemplated under the Original Purchase Agreement ("Original Closing") takes place, all costs and expenses incurred by the Buyer in connection with this Agreement, the Ancillary Agreements, the Original Purchase Agreement and the transactions contemplated hereby and thereby ("Transactions") shall be paid by the Buyer. Whether or not the Closing or the Original Closing takes place, all costs and expenses subject to a maximum of $300,000 incurred by RimAsia and RACP in connection with the Transactions including but not limited to the costs of legal counsels (Paul, Hastings, Janofsky & Walker, Maples & Calder, and Rajah & Tann), commercial and industry due diligence (Bluepeak Group), escrow agent (MeesPierson Intertrust), investigative agency (IonAsia), and out-of-pocket travel and accommodation expenses shall be paid by CBH, provided that if the Original Closing takes place, all such expenses subject to a maximum of $300,000 will be paid by RACP from its cash reserves at the Original Closing, and provided further that for the avoidance of doubt it is hereby agreed that any stamp duties payable pursuant to the transactions contemplated under this Agreement, the costs of legal due diligence (Beijing Kang Da), audit and financial due diligence (Moore Stephens) and such other additional costs of service providers as may have been retained will not be payable by RimAsia or RACP.

         Section 7.5 No Solicitation and No Competition. (a) During the term of this Agreement, (i) RACP and RimAsia shall not, and shall cause each other member of the Seller Group and each Representative of any member of the Seller Group not to, (a) directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person of any of the RACP Shares, any other shares of capital stock or other securities of RACP, or all or substantially all of the Business or of the assets of RACP (an "RACP Acquisition Transaction"), or (b) furnish or permit to be furnished any non-public information concerning RACP or its business and operations to any Person (other than to the Buyer, Representatives of the Buyer, Representatives of the Seller Group and to sources of potential financing), other than information furnished in the ordinary course of business after prior written notice to and consultation with the Buyer. RACP and RimAsia shall promptly notify the Buyer of any inquiry or proposal received by it or by any Representative thereof with respect to any such RACP Acquisition Transaction. RACP and RimAsia shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person other than the Buyer in respect of any RACP Acquisition Transaction; and (ii) each of the Former Stockholder of Enshi shall not, and shall cause each other member of the Enshi Group and each Representative of any member of the Enshi Group not to, (a) directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person (other than RACP or the Buyer) of any shares of capital stock or other securities of any member of Enshi Group, or all or substantially all of the Business or of the assets of any member of Enshi Group (an "Enshi Acquisition Transaction"), or (b) furnish or permit to be furnished any non-public information concerning any member of Enshi Group or its business and operations to any Person (other than the Buyer and its Representatives), other than information furnished in the ordinary course of business after prior written notice to and consultation with the Buyer. The Former Stockholder of Enshi shall promptly notify the Buyer of any inquiry or proposal received by it or by any Representative thereof with respect to any such Enshi Acquisition Transaction. The Former Stockholder of Enshi shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person other than RACP and the Buyer in respect of any Enshi Acquisition Transaction.

         Section 7.6 Further Actions. (a) Each party hereto shall use best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for such party to fulfill all closing conditions hereunder and perform its obligations in respect of this Agreement and the Ancillary Agreements to which it is a party, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.

         (b) Each party hereto shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act) required under any Law applicable to such party, and give such reasonable undertakings as may be required in connection therewith, and
(ii) use best efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by such party, in each case in connection with this Agreement or the Ancillary Agreements, the sale and transfer of the RACP Shares pursuant hereto, or the consummation of the other transactions contemplated hereby or thereby. Such party shall coordinate and cooperate with all other parties hereto in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such other parties in connection with the filings and other actions contemplated by this Section 7.6.

         (c) At all times prior to the Closing Date, RimAsia and RACP shall promptly notify the Buyer in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 8.1 and 8.2 to be satisfied, promptly upon becoming aware of the same, and the Buyer shall promptly notify RACP and RimAsia in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections
8.1 and 8.3 to be satisfied, promptly upon becoming aware of the same.

         (d) If any third party whose Consent is required to transfer the benefit of any Contract or Governmental Approval to Buyer (the "Rights") does not consent to such transfer, the Former Stockholder of Enshi shall, at the request of the Buyer and to the extent permitted by Law, enforce, use, carry out and comply with such Right against such Person as agent of the Buyer, at the Buyer's cost and expense and for the Buyer's exclusive benefit.

         Section 7.7 Continued Service. Mr. Li Xiaobo shall serve as a consultant of Enshi, for a period of 12 months from the Original Closing Date. In such capacity, Mr. Li shall make himself available at least six (6) hours per working day, through phone or by personal presence, for consultation with or by, the Buyer and RACP. By such continued service, Mr. Li shall assist Enshi to achieve its business objectives in order to achieve its financial performance goals for 2006. Such financial performance goals of Enshi for 2006 shall be set at an audited net income after tax of Renminbi 48,000,0000 determined under GAAP.

         Section 7.8 Further Assurances. Following the Closing Date, RimAsia, RACP and the Former Stockholder of Enshi shall, and shall cause each other member of the Seller Group to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Buyer, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Agreement (which include the transfer to the Buyer of the ownership and intended related benefits of the business of RACP).

         Section 7.9 Tax Matters. (a) RimAsia shall be responsible for, and neither the Buyer, CBH nor RACP shall bear, any Taxes that relate to the purchase and sale of the RACP Shares pursuant to this Agreement (including, without limitation, any real property gains and transfer Taxes).

         (b) RimAsia shall prepare and timely file, or cause to be prepared and timely filed, with the relevant taxing authorities all Returns relating to the business or assets of RACP that are required to be filed by Tax Law on or prior to the Closing Date or otherwise relating to periods prior to the Closing Date. The Buyer shall cooperate with RimAsia and their Representatives with respect to the preparation and filing of such Returns.

         Section 7.10 FCPA. RACP will not conduct or authorize any employees, officers, agents, directors, affiliates, or representatives of RACP or any member of the Enshi Group to conduct any activities that may violate any provisions of the FCPA.

         Section 7.11 CBH. Mr. Chris Mao Peng will remain as the Chief Executive Officer of CBH at all times through the Closing Date and will ably carry out and discharge his duties as Chief Executive Officer of CBH during such period, except for any incapacitation for a period of up to thirty days after which time he resumes such duties. In addition, Mr. Chris Mao Peng will maintain beneficial ownership of at least 90 per cent of his current equity shareholdings in CBH as of the date hereof.

         Section 7.12 Share Charge. Within 20 days after the Closing, the Buyer shall execute and deliver to RimAsia a share charge between RimAsia and the Buyer in its capacity as a sole shareholder of RACP (the "Share Charge") in substantially the form of the RimAsia Share Charge (as defined in the Loan Agreement), and shall procure that the particulars of the Share Charge shall be submitted to the Registrar of Companies in the British Virgin Islands for registration.

         Section 7.13 Renewal of Loan. After the Original Closing Date, RACP shall procure that Enshi's currently outstanding bank loans as of the date hereof in the amounts of Renminbi 10,000,000 with Agricultural Bank of China Shenyang Branch Zhongshan Sub-branch and Renminbi 10,000,000 with Citic Bank, Shenyang Branch, as lenders, be secured by Enshi's Assets, provided that, (a) the Former Stockholder of Enshi has renewed, extended or refinanced with third parties such loans for a term of at least one (1) year from the date of such renewal, extension or refinance on terms that are no less favorable to any member of the Enshi Group than were in effect during the initial term of such loans (excluding changes in bank loan rates as set forth by the People's Bank of China) and (b) each such loan shall not be renewed, extended or refinanced for an amount more than Renminbi 10,000,000.

         Section 7.14 Financial Statements. The Former Stockholder of Enshi shall use his best efforts to procure that Enshi shall achieve audited net income (as calculated in accordance with GAAP) for the year ended December 31, 2006 of no less than the audited net income (as calculated in accordance with GAAP) for the year ended December 31, 2005, and audited net assets of Enshi (as calculated in accordance with GAAP) as of December 31, 2006 of no less than audited net assets of Enshi (as calculated in accordance with GAAP) as of December 31, 2005 (prior to the declaration or distribution of dividends, if any, after the Closing Date).



                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Obligations of Each Party. The obligations of each member of the Seller Group, the Buyer and CBH required to be performed by such parties at the Closing are subject to the passage of the later of September 20, 2006 and the effectiveness of the registration statement filed by CBH on March 24, 2006, but no later than November 20, 2006 and the satisfaction, on or prior to the Closing Date, of the following conditions:

         (a) No Injunction, etc. Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement or the Ancillary Agreements. No action or proceeding shall be pending or threatened by any Governmental Authority or other Person on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or by the Ancillary Agreements, or to recover any material damages or obtain other material relief as a result of such transactions, or that otherwise relates to the application of any such Law.

         Section 8.2 Conditions to Obligations of the Buyer and CBH. The obligations of the Buyer and CBH required to be performed by such parties at the Closing are subject to the satisfaction, on or prior to the Closing Date of the following conditions, each of which may be jointly waived in writing by the Buyer and CBH:

         (a) Representations, Performance. (i) The representations and warranties of each member of the Seller Group and the Former Stockholder of Enshi contained in Article III, Article IV, Article V or in any Ancillary Agreement shall be true, complete and correct in all material respects at and as of the Closing Date except that those representations and warranties which are made as of a specific date shall be true, complete and correct in all material respects only as of such date.

                  (ii) Each member of the Seller Group and the Former Stockholder of Enshi shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by such member prior to or on the Closing Date.

                  (iii) Each member of the Seller Group and the Former Stockholder of Enshi shall have delivered to the Buyer a certificate, dated the Closing Date and signed by the Stockholder, to the effect set forth above in this Section 8.1(a).

         (b) Delivery of the RACP Shares. At the Closing RimAsia shall have delivered all of the certificates for the RACP Shares as provided in Section 2.1.

         (c) Consents. All Governmental Approvals and Consents required to be made or obtained by any member of the Seller Group and the Former Stockholder of Enshi in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby shall have been made or obtained, except for Consents (other than Governmental Approvals) the failure of which to be made or obtained, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of any member of the Seller Group or the Former Stockholder of Enshi or the Buyer to perform its respective obligations hereunder and under the Ancillary Agreements or the ability of the Buyer, following the Closing, to continue to conduct the Business. Complete and correct copies of all such Governmental Approvals and Consents shall have been delivered to the Buyer.

         (d)  Resignation  of  Directors.   (i)  All  directors  of  RACP  whose
resignations shall have been requested by the Buyer not less than five days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date and (ii) RimAsia has the right to elect one (1) director to the board of each of RACP, EIH and Enshi.

         (e) No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall exist or have occurred or come to exist or been threatened since the date of the Balance Sheet that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect.

         (f) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by each member of the Seller Group party thereto and the Non-Competition Agreement shall have been executed and delivered by the Former Stockholder of Enshi, and shall be satisfactory in form and substance to the Buyer.

         (g) Opinion of Counsel. (a) The Buyer shall have received opinions, addressed to it and dated the Closing Date, from Paul, Hastings, Janofsky & Walker and Maples & Calder, US and BVI counsels to the Seller Group, respectively, substantially in the form agreed to by the Buyer and RimAsia (but for the avoidance of doubt such opinion is to be limited to issues of authorization, execution and enforceability), and from Mr. Liu Ji (Jeff Liu) of Grandall Legal Group (Beijing), PRC counsel and Mr. ONG Wei Jin of Colin Ng & Partners, Singapore counsel to the Former Stockholder of Enshi, substantially in the form agreed to by the Buyer and the Former Stockholder of Enshi.

         (h) Corporate and Other Proceedings. All corporate, partnership and other proceedings of each member of the Seller Group and the Former Stockholder of Enshi in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Buyer and its counsel, and the Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         (i) Due Diligence. The result of due diligence, including but not limited to, the legal due diligence, financial due diligence and business due diligence, shall be reasonably satisfactory to the Buyer and CBH.

         Section 8.3 Conditions to Obligations of Seller Group. The obligations of the members of the Seller Group required to be performed by such members at the Closing are subject to the satisfaction, on or prior to the Closing Date of the following conditions, each of which may be waived in writing by RimAsia:

         (a) Representations, Performance. (i) The representations and warranties of the Buyer and CBH contained in Article 6 or in any Ancillary Agreement (x) shall be true, complete and correct in all material respects at and as of the date hereof, and (y) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date except that those representations and warranties which are made as of a specific date shall be true, complete and correct in all material respects only as of such date.

                  (ii) The Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Buyer prior to or on the Closing Date.

                  (iii) Each of the Buyer and CBH shall have delivered to RimAsia a certificate, dated the Closing Date and signed by the Buyer CBH, respectively, to the effect set forth above in this Section 8.3(a).

         (b) Assumption of RACP Warrants. At the Closing CBH shall have delivered the letter of assumption of the RACP Warrants as provided in Section 2.1.

         (c) Ancillary Agreements. The Ancillary Agreements to which Buyer shall be a party shall have been executed and delivered by Buyer, and shall be satisfactory in form and substance to RimAsia in its reasonable judgment.

         (d) Corporate and Other Proceedings. All corporate and other proceedings of Buyer and CBH in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Seller Group and its counsel, and the Seller Group and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         (e) Election of Directors. At the Closing, (i) RimAsia shall be entitled to designate one (1) additional director to the board of director of CBH (which shall be acceptable to CBH in its discretion, not to be unreasonably withheld), and (ii) CBH shall promptly increase the size of its board of directors and shall cause RimAsia's designee to be so elected for a term which shall be terminated at the latest of (i) the date of the third anniversary of such election, (ii) the date when all the outstanding borrowings under the Loan Agreement are paid in full, and (iii) the date when more than 50% of the RACP Warrants or shares of CBH arising from the exercise thereof have been disposed by RimAsia.

         (f) Board Approval. A majority of the disinterested directors of CBH, by taking all required actions, shall have approved the transaction contemplated in this Agreement as a "strategic transaction" as provided in the definition of "Exempt Issuance" in CBH's Securities Purchase Agreements with certain purchasers dated February 3, 2006 and March 10, 2006.

                                   ARTICLE IX
                            INDEMNIFICATION; SURVIVAL

         Section 9.1 Indemnification by RimAsia. RimAsia shall indemnify each of the Buyer and CBH and their respective officers, directors, employees, agents, advisers and representatives (collectively, the "Buyer Indemnitees"), and shall hold each of them harmless from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, Litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder or under any Ancillary Agreement (collectively, "Losses"), resulting from or arising out of:

         (a) any material inaccuracy of any representation or warranty when made or deemed made by any member of the Seller Group herein or under any of the Ancillary Agreements or in connection herewith or therewith; or

         (b) any failure of any member of the Seller Group to perform any covenant or agreement hereunder or under any of the Ancillary Agreements or fulfill any other obligation in respect hereof or thereof.

         Section 9.2 Indemnification by the Former Stockholder of Enshi. The Former Stockholder of Enshi shall indemnify each of the Buyer Indemnitees, and shall hold each of them harmless from and against, and pay or reimburse the Buyer Indemnitees for, any and all Losses, resulting from or arising out of:

         (a) any material inaccuracy of any representation or warranty when made or deemed made by any member of the Former Stockholder of Enshi herein or under the Non-Competition Agreement or in connection herewith or therewith; or

         (b) any failure of any member of the Former Stockholder of Enshi to perform any covenant or agreement hereunder or under any of the Non-Competition Agreement or fulfill any other obligation in respect hereof or thereof.

         (c) any amount of income tax incurred prior to the Original Date of Closing and payable to any Government by any member of the Enshi Group which have not been paid in full.

         Section 9.3 Indemnification by the Buyer and CBH. (a) The Buyer and CBH shall indemnify and hold harmless RimAsia and their respective officers, directors, employees, agents, advisers and representatives (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of (i) any material inaccuracy in any representation or warranty made by the Buyer or CBH herein or under any of the Ancillary Agreements or in connection herewith or therewith; or (ii) any failure of the Buyer or CBH to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof or thereof.

         Section 9.4 Payment Adjustments, etc. (a) Any indemnity payment made by RimAsia to the Buyer Indemnitees, on the one hand, or by the Buyer to RimAsia, on the other hand, pursuant to this Section 9 in respect of any claim (i) shall be net of an amount equal to (x) any insurance proceeds realized by and paid to the Indemnified Party minus (y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to Section 9; provided, that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any correspondent increase in insurance premiums or other chargebacks to the Indemnified Party or RACP, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification pursuant to this Section 9.

         (b) The provisions of this Section 9 shall in no way limit, supersede or otherwise affect the rights of any party under Section 2.2, and nothing contained in Section 2.2 relating to an adjustment to the Purchase Price shall limit, supersede or otherwise affect the rights of any party under this Section 9; provided, that no party shall be entitled to be compensated more than once for the same Loss.

         (c) The indemnity provided for in this Section 9 shall be the sole and exclusive remedy of the Buyer and RimAsia, as the case may be, after the Closing for any inaccuracy of any representation or warranty of any member of the Seller Group, the Former Stockholder of Enshi, the Buyer or CBH, respectively; provided, that nothing herein shall limit in any way any such party's remedies in respect of fraud or intentional misrepresentation or omission by the other party in connection herewith or with any Ancillary Agreement or the transactions contemplated hereby or thereby.

         Section 9.5 Indemnification Procedures. (a) All claims for indemnification by any party (the "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Section. In the event that any written claim or demand for which the party from whom indemnification is sought (the "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than fifteen
(15) days after such Indemnified Party has actual knowledge of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). The Indemnifying Party shall have fifteen (15) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand.

         (b) All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to assume the defense of the Indemnified Party by appropriate proceedings; provided, that (i) counsel for the Indemnifying Party who shall conduct such defense shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's cost and expense and (ii) except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or demand, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or demand. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely and materially the Indemnified Party's Tax liability or (in the case of an Indemnified Party that is a Buyer Indemnitee) the ability of any member of the Enshi Group to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Seller Group, the Buyer and CBH shall cooperate in the defense of any claim or demand subject to this Section 9 and the records of each shall be available to the other with respect to such defense.

         Section 9.6 Survival. All claims for indemnification under clause (i) of Section 9.1(a) or Section 9.2(a) with respect to the representations and warranties contained herein must be asserted on or prior to the date that is 30 days after the termination of the respective survival periods set forth in this
Section 9.6. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

         (a) Except as set forth in clause (b) below, the representations and warranties contained in Articles III, IV and V shall survive until the second anniversary of the Original Closing Date.

         (b) The representations and warranties of contained in Sections 3.1, 3.2, 4.1, 4.2, 4.16, 4.19 and 4.20 shall survive without limitation.

                                    ARTICLE X
                                   TERMINATION

         Section 10.1 Termination.  Notwithstanding  anything to the contrary in
this  Agreement,   this  Agreement  may  be  terminated  and  the   transactions
contemplated hereby abandoned at any time prior to the Closing Date:

         (a) by mutual written consent of the parties hereto;

         (b) by the members of the Seller Group or the Buyer by written notice to the other party after 5:00 p.m. New York time on November 20, 2006, if the transactions contemplated hereby shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of the members of the Seller Group and the Buyer; or

         (c) By the members of the Seller Group by written notice to the Buyer and CBH if:

                  (i) the representations and warranties of the Buyer and CBH shall not be true and correct in all material respects at and as of the date when made, or shall not be true and correct in all material respects as of the Closing Date as though made on and as of such date, or

                  (ii) the Buyer and CBH shall (and the terminating party shall not) have failed to perform and comply with, in all material respects, all agreements, covenants and conditions hereby required to have been performed or complied with by such party prior to the time of such termination, and such failure shall not have been cured with a reasonable period of time but not less than 10 days following notice of such failure.

         (d) By the Buyer and CBH by written notice to RimAsia if:

                  (i) the representations and warranties of RimAsia shall not be true and correct in all material respects at and as of the date when made, or shall not be true and correct in all material respects as of the Closing Date as though made on and as of such date, or

                  (ii) RimAsia shall (and the terminating party shall not) have failed to perform and comply with, in all material respects, all agreements, covenants and conditions hereby required to have been performed or complied with by such party prior to the time of such termination, and such failure shall not have been cured with a reasonable period of time but not less than 10 days following notice of such failure.

         Section 10.2 Effect of Termination. In the event of the termination of this Agreement by any party hereto pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, the Buyer shall promptly return to the Seller Group all confidential documents and other material received from such the Seller Group and its Representatives relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof. Upon termination, this

Agreement shall become void and have no effect, without liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, Representatives, stockholders or Affiliates, except as specified in Sections 7.3 and 7.4 and except for any liability resulting from such party's breach of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Notices. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

         if to RACP, to:

                  RACP Pharmaceutical Holdings Ltd
                  c/o RimAsia Capital Partners, L.P.
                  1302 Bank of America Tower
                  12 Harcourt Road, Admiralty
                  Hong Kong
                  Attention:  Lester Lim
                  Telecopier No.: (852) 2970 0078

         with a copy to:

                  Paul, Hastings, Janofsky & Walker
                  22/F, Bank of China Tower
                  1 Garden Road, Central
                  Hong Kong
                  Attention:  Andrew D. Hutton, Esq.
                  Telecopier No.: (852) 3192 9715

         if to Former Stockholder of Enshi, to:

                  No. 33, Wu Ai Street; Shen He District Shenyang, Liaoning People's Republic of China Attn: Li Xiaobo Telecopier No.:
                  (86) 024-83890288 Telephone No.: (1) 604-773-0748

                  No. 215, Flat E-11, Qing Nian Da Street, Shen He District Shenyang, Liaoning
                  People's Republic of China
         with a copy to:

                  Grandall Legal Group (Beijing)
                  9/F, Tower E, Royal Palace,
                  No. 6 Gong Yuan Xi Jie, Jian Guo Men Nei Ave.
                  Beijing
                  People's Republic of China
                  100005

                  Telecopier:  (86 10) 6517 6800

         if to the Buyer or CBH, to:

                  China Biopharmaceuticals Holdings, Inc.
                  1601, Building A, Jinshan Tower
                  No. 8 Shanxi Rd.,
                  Nanjing, People's Republic of China
                  210009
                  Attention: Chris Mao
                  Telecopier No.: (86 25) 83205758

         with a copy to:

                  Baker & McKenzie
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attention: Howard H. Jiang, Esq.
                  Telecopier No.: (212) 310-1682


         if to RimAsia, to:

                  Rim Asia Capital Partners, L.P.
                  1302 Bank of America Tower
                  12 Harcourt Road, Admiralty
                  Hong Kong
                  Attention:        Eric Wei
                  Telecopier No.:   (852) 2970 0078

         with a copy to:

                  Paul, Hastings, Janofsky & Walker
                  22/F, Bank of China Tower
                  1 Garden Road, Central
                  Hong Kong
                  Attention:        Andrew D. Hutton, Esq.
                  Telecopier No.:   (852) 3192 9715

Each such notice, request or other communication shall be given (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or (iv) by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if mailed, five (5) days after mailing at the address specified in this Section (or in accordance with the latest unrevoked written direction from such party), (ii) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such party) and
(iii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

         Section 11.2 Interpretation and Definitions.

         (a) References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa.

         (b) The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation".

         (c) Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

         (d) Unless the context otherwise requires, the words "hereof', "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

         Section 11.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, the unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

         Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Ancillary Agreements (when executed and delivered), (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as provided in Section 9 with respect to indemnification of Indemnified Parties hereunder, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 11.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the laws of Singapore without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Singapore to the rights and duties of the parties hereunder.

         Section 11.7 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SAIC Rules") as at present in force and as may be amended by the rest of this provision and which rules are deemed to be incorporated by reference in this section. The appointing authority shall be Singapore International Arbitration Centre. The place of arbitration shall be in Singapore at Singapore International Arbitration Centre. There shall be three (3) arbitrators. The language(s) to be used in the arbitral proceedings shall be both Mandarin
Chinese and English. Any such arbitration shall be administered by SIAC in accordance with SIAC Rules in force at the date of this Agreement. The decision and award of the arbitrators shall be final and binding, and there shall be no appeal. In order to preserve its rights and remedies, each party shall be entitled to seek preliminary injunctive relief from any court of or other temporary relief from such court or from the arbitration tribunal pending the final decision or award of the arbitrators.

         Section 11.8 Publicity. So long as this Agreement is in effect, none of the parties hereto nor their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or withdrawn, except as may be required by law or the regulations or policies of any securities exchange, in which case the party required to make the release or statement shall provide prompt notice to the other parties so that they may seek an appropriate protective order, waive compliance with the terms of this Section or comment on such release or statement in advance of such issuance.

         Section 11.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, except that any party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party provided that such party shall in no event be released from its obligations hereunder without the prior written consent of each other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of the terms of this Section shall be void and unenforceable.

         Section 11.10 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the members of the Seller Group shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Buyer (including but not limited to by any of its Representatives) or by reason of the fact that the Buyer or any of its Representatives knew or should have known that any such representation or warranty is or might be inaccurate.

         Section 11.11 Language. For convenience, this Agreement has been translated into Chinese language. The English and Chinese language versions shall have equal validity and the wording of each version shall be deemed to carry the same meaning and legal effect. In the event of any discrepancy between the wordings of the said two versions, such discrepancy shall be interpreted according to the purpose of this Agreement.



                           [signature page to follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

CHINA BIOPHARMACEUTICALS CORPORATION



By: /s/ Peng Mao
   ---------------------------------------
   Name:  Peng Mao
   Title: Director


CHINA BIOPHARMACEUTICALS HOLDINGS, INC.



By: /s/ Peng Mao
   ---------------------------------------
   Name:  Peng Mao
   Title: Chairman and Chief Executive Officer


RACP PHARMACEUTICAL HOLDINGS LTD



By: /s/ Eric Wei
   ---------------------------------------
   Name:  Eric Wei
   Title: Director


RIMASIA CAPITAL PARTNERS, L.P.,
     acting by its sole general partner,
     RIMASIA CAPITAL PARTNERS GP, L.P.,
           in turn acting by its sole general partner
           RIMASIA CAPITAL PARTNERS GP, LTD.



By: /s/ Eric Wei
   ---------------------------------------
   Name:  Eric Wei
   Title: Authorised Signatory


FORMER STOCKHOLDER OF ENSHI


By: /s/  LI, Xiaobo
   ---------------------------------------
   Name: LI, Xiaobo